First Quarter Fiscal Year 2018 Earnings Presentation February 8, 2018 Nasdaq: OCSL Exhibit 99.2

Forward Looking Statements Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of our Investment Adviser to find lower-risk investments to reposition our portfolio and to implement our Investment Adviser’s future plans with respect to our business; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Unless otherwise indicated, data provided herein are dated as of December 31, 2017.

Monetized $357 million of investments since September 30, 2017 $265 million in Q1 2018 and $92 million in January 2018 Full repayments of $197 million in 9 issuers; all repaid at par or at the call premium Sales of $68 million in 9 issuers; executed on average within 0.25% of 9/30/17 fair values Entered into $183 million of new investments Primary focus on credit selection in a low yielding environment First lien originations represented 60% of new investments Completed integration of operational infrastructure into Oaktree, upgrading accounting, valuation, compliance, and information technology processes and systems Remediated material weakness related to internal control over financial reporting Successful transition to Oaktree platform which we believe will lead to long-term costs savings Lowered borrowing costs and enhanced capital structure Entered into new $600 million secured revolving credit facility Together with our joint venture partner, SLF JV I LLC (“Kemper JV”), merged credit facilities to reduce operating costs at the joint venture Paid off our credit facility with Sumitomo Mitsui Banking Corporation Q1 2018 Accomplishments & Highlights

Portfolio Summary as of December 31, 2017 (As % of total portfolio, at fair value; $ in millions) (As % of total portfolio, at fair value) Portfolio Composition Top 10 Industries3 Portfolio Characteristics (at fair value) 1Liquid investments are investments that had publically quoted valuations. 2Debt portfolio excludes the investments in Kemper JV. 3Excludes multi-sector holdings, which includes our investments in the Kemper JV and limited partnership interests. 4In January, we exited approximately 25.4% of internet software & services investments, which represents ~3.5% of the portfolio. $1.42 billion invested in 122 companies $14 million average debt investment size $325 million or 28% of debt portfolio considered liquid investments1,2 9.0% weighted average yield on debt investments 82% of debt portfolio consists of floating rate investments 4

Portfolio Summary: Core vs. Non-core Assets $625 million (49% of the total portfolio at fair value) Average debt price: 100.1% Represents 42 companies $232 million of investments Oaktree originated or recommitted to since becoming investment adviser $106 million of investments in 5 issuers that Strategic Credit funds and accounts also lent to $43 million repaid in full during January 2018 Core Investments1 Non-core Investments1 Performing Investments $536 million (42% of the total portfolio at fair value) Represents 70 companies These investments do not align with our investment approach Underperforming Investments $122 million (10% of the total portfolio at fair value) Represents 9 companies ($ in millions, at fair value) As of December 31, 2017, unless otherwise noted Note:Numbers rounded to the nearest million or percentage point. 1Total portfolio excludes investments in Kemper JV. +21% -27% -21%

Non-core: Performing Investments Investment Portfolio Characteristics $431 million – Debt investments at fair value $49 million – exited in January 2018 $61 million – publicly quoted liquid loans $321 million investments, a significant portion of which we expect to exit before 2019 Average debt price: 98.7% Average net leverage thru tranche1: 3.5x $105 million – Equity and limited partnership interests (As % of non-core performing investment portfolio, at fair value; $ in millions) Investments by Security Type As of December 31, 2017, unless otherwise noted Note:Numbers may not sum due to rounding 1Excludes a venture lending investment and investments in aviation companies.

Non-core: Underperforming Investments Investments by Security Type Investment Portfolio Characteristics (As % of non-core underperforming investment portfolio, at fair value; $ in millions) $122 million of non-core, underperforming investments $41 million on non-accrual 9 Issuers Average debt price: 36.9% Roughly half of the companies are engaged in sale processes As of December 31, 2017

Q1 2018 Portfolio Originations $183 million of new commitments $175 million in 13 new portfolio companies and $8 million in 1 existing portfolio company 60% First lien 26% Second lien 14% Unsecured 12 industry sectors 8.7% weighted average yield at cost on company commitments One new co-investment with other Oaktree funds New Investment Highlights1 1New investments exclude drawdowns on existing revolver loan commitments. (As % of new investment commitments, at fair value) New Investment Industry Composition1 (As % of total Q1’18 commitments; $ in millions) New Investment Composition1

Long-Term Portfolio Objectives Diverse portfolio with evenly sized, high conviction investments in companies that are aligned with our approach to credit investing and have potential to generate attractive returns across market cycles Mix of sponsor and non-sponsor backed financings Industries which can support levered balance sheets Long-term Portfolio Composition Ranges1 40% - 60% First Lien Loans 35% - 55% Second Lien Loans 5% - 15% Unsecured Debt 0% - 10% Equity & Other $30 - $50 million average target investment size New credit facility and capital structure provides us with the flexibility to achieve our target portfolio 1Long-term portfolio compositions may vary depending on market conditions.

OAKTREE
OCSL | Specialty Lending Corporation

Historical Financial Information

($ in thousands, except per share data)	Q1'18	Q4'17	Q3'17	Q2'17	Q1'17
Operating Results	**Dec-17**	**Sep-17**	**Jun-17**	**Mar-17**	**Dec-16**
Net investment income	$13,322	$11,464	$19,390	$18,504	$23,294
Net realized and unrealized depreciation on investments	(43,763)	(136,933)	(25,447)	(9,703)	(97,536)
Net increase/decrease in net assets resulting from operations	**($30,441)**	**($125,469)**	**($6,057)**	**$8,801**	**($74,242)**
Net investment income per common share	$0.09	$0.08	$0.14	$0.13	$0.16
Net realized and unrealized depreciation per share	(0.31)	(0.97)	(0.18)	(0.07)	(0.68)
Earnings (loss) per share – diluted	**($0.22)**	**($0.89)**	**($0.04)**	**$0.06**	**($0.52)**
Select Balance Sheet and Other Data					
Investment Portfolio (at fair value)	$1,415,404	$1,541,755	$1,790,538	$1,788,686	$1,951,742
Total Debt Outstanding	623,087	675,366	910,734	887,578	1,070,599
Total Net Assets	819,595	867,657	1,010,750	1,019,626	1,030,272
Net Asset Value per share	$5.81	$6.16	$7.17	$7.23	$7.31
Total Leverage	0.77x	0.78x	0.90x	0.87x	1.04x
Weighted Average Yield on Debt Investments[1]	9.0%	9.6%	10.3%	10.4%	10.3%
Cash Component of Weighted Average Yield on Debt Investments	8.4%	8.5%	9.1%	9.1%	9.1%
Weighted Average Yield on Total Portfolio Investments[1,2]	8.5%	8.4%	9.5%	9.9%	10.0%

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree Capital Management, L.P., which occurred on October 17, 2017. Results in prior periods occurred during management by Fifth Street Management LLC.

[1] *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including our share of the return on Kemper JV debt investments.*

[2] *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including our share of the return on Kemper JV debt investments.*

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OAKTREE
OCSL | Specialty Lending Corporation

Historical Portfolio Activity

	As of and for Three Months Ended				
	Q1'18	Q4'17	Q3'17	Q2'17	Q1'17
($ in thousands)	Dec-17	Sep-17	Jun-17	Mar-17	Dec-16
Investments at Fair Value	$1,415,404	$1,541,755	$1,790,540	$1,788,690	$1,951,740
Number of Portfolio Companies	122	125	133	133	123
Average Portfolio Company Debt Investment Size	$14,100	$16,400	$16,000	$19,400	$19,000
Asset Class:					
Senior Secured Debt	75.8%	78.0%	74.1%	74.6%	77.6%
Subordinated Debt	7.0%	6.1%	8.2%	7.4%	6.7%
Equity	6.0%	5.5%	8.3%	8.6%	7.3%
Kemper JV	9.4%	8.7%	7.9%	7.9%	7.2%
Limited Partnership interests	1.8%	1.7%	1.5%	1.5%	1.3%
Interest Rate Type:					
% Floating-Rate	82.4%	83.6%	79.5%	78.9%	81.0%
% Fixed-Rate	17.6%	16.4%	20.5%	21.1%	19.0%
Investment Activity at Cost:					
New Investment Commitments	$183,000	$155,800	$188,100	$112,700	$118,300
New Funded Investment Activity[1]	$200,200	$168,000	$192,300	$103,900	$104,200
Proceeds from Prepayments and Exits	$196,400	$243,300	$161,100	$208,800	$187,700
Net New Investments	($13,400)	($87,500)	$27,000	($96,100)	($69,400)
Number of New Investment Commitments in New Portfolio Companies	13	9	25	6	5
Number of New Investment Commitments in Existing Portfolio Companies	1	5	3	1	3
Number of Portfolio Company Exits	9	17	9	11	10

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree Capital Management, L.P., which occurred on October 17, 2017. Results in prior periods occurred during management by Fifth Street Management LLC.

[1] *New funded investment activity includes drawdowns on existing revolver commitments.*

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Capital Structure Optimization Funding Sources as of December 31, 2017 Capacity Outstanding Interest Rate Maturity Syndicated Credit Facility $600.0 million $205.0 million LIBOR+225-275 bps November 2021 2019 Notes $250.0 million $250.0 million 4.875% March 2019 2024 Notes $75.0 million $75.0 million 5.875% October 2024 2028 Notes $86.3 million $86.3 million 6.125% April 2028 As of December 31, 2017 1Long-Term portfolio leverage may vary depending on market conditions. Current leverage of 0.77x with target range of 0.70x to 0.85x debt-to-equity1 Strong support from banking partners; 14 lending participants in new $600 million secured revolving credit facility Well-positioned to benefit from a rise in interest rates given fixed rate borrowings

Opportunities to Increase Return on Equity Rotation out of broadly syndicated loans priced at LIBOR + 400 or below Redeploy non-income generating investments comprised of equity, limited partnership interests and loans on non-accrual Operating cost savings from leveraging Oaktree’s platform Deployment of approximately $27 million of uninvested cash previously held at SBIC subsidiaries Benefit from rising interest rates as 82% of debt portfolio is comprised of floating rate securities Realization of lower operating costs from credit facility optimization

Contact: Michael Mosticchio, Investor Relations ocsl-ir@oaktreecapital.com